                                                                  Exhibit (b)(2)

                           BEAR, STEARNS & CO. INC.
                              245 Park Avenue
                           New York, New York 10167

                             CHASE SECURITIES INC.
                                270 Park Avenue
                           New York, New York 10017

                                                                November 2, 1999

Investcorp Investment Equity Limited,
  on its own behalf and on behalf of
  certain of its affiliates and other
  international investors
c/o Investcorp Bank E.C.
P.O. Box 5460
Bahrain

Attention of Mr. Sean Madden

Ladies and Gentlemen:

     You have advised Bear, Stearns, & Co. Inc. ("Bear Stearns") and Chase
                                                  ------------
Securities Inc. ("CSI" and, together with Bear Stearns, the "Co-Arrangers") that
                  ---                                        ------------
pursuant to or in connection with an acquisition agreement (the "Acquisition
                                                                 -----------
Agreement") to be entered into among (a) Synthetic Industries, Inc., a Delaware
---------
corporation (the "Company"), (b) a newly formed Delaware corporation
                  -------
("Holdings") wholly-owned by Investcorp S.A., on its own behalf and on behalf of
  --------
certain of its affiliates (collectively, "Sponsor" or "Investcorp") and certain
                                          -------      ----------
other international investors (together with Sponsor, the "Investor Group") and
                                                           --------------
(c) a newly formed acquisition vehicle wholly-owned by Holdings ("Merger Co"),
                                                                  ---------
Merger Co will make a tender offer for 100% of the issued and outstanding capital stock of the Company (the "Tender Offer"). The Tender Offer will be
                                   ------------
conditioned, among other things, upon 51% of the issued and outstanding common stock of the Company being acquired and will be followed as soon as practicable after the closing of the Tender Offer (the "Closing Date") by a merger of Merger
                                            ------------
Co with and into the Company (the "Merger").  After giving effect to the Tender
                                   ------
Offer, the Investor Group will own and control, indirectly, in excess of 50% of the outstanding common stock of the Company. After giving effect to the Tender Offer and the Merger (collectively, the "Acquisition"), the Investor Group will
                                         -----------
own and control, indirectly, 100% of the outstanding common stock of the Company.

          In connection with the Tender Offer, (a) the Investor Group will contribute (indirectly through Holdings) to Merger Co an aggregate amount of not less than $190,000,000 in common equity (the "Equity Contribution"); (b) the
                                              -------------------
Company and each of its subsidiaries will repay or repurchase in full all its existing indebtedness (other than the Existing Notes (as defined below)) (the

"Existing Indebtedness"), including all amounts outstanding under the Company's
 ---------------------
existing Loan and Security Agreement dated as of December 18, 1997, as amended (the "Existing Credit Agreement"), among the Company, the lenders named therein
      -------------------------
and certain other parties; (c) the Existing Credit Agreement and any related guarantees and collateral documents shall be terminated; (d) the Company will make a tender offer, and, if necessary, a change of control offer, (collectively, the "Debt Tender Offer") for all its outstanding 9-1/4% Senior
                    -----------------
Subordinated Notes (the "Existing Notes") pursuant to which the covenants in the
                         --------------
indenture governing the Existing Notes remaining outstanding after the Debt Tender Offer shall be waived or eliminated in a manner reasonably satisfactory to the Banks (it being understood that the change of control provisions will not be eliminated); (e) the Company will pay tender premiums and consent fees (the "Debt Tender Premium") in connection with the Debt Tender Offer in an aggregate
 -------------------
amount not to exceed an amount to be agreed upon (it being understood that the Debt Tender Premium shall be calculated in accordance with market practice on the basis of a yield to maturity of the U.S. Treasury Note that is due closest to the first redemption date of the Existing Notes); (f) the Company will pay all outstanding accrued and unpaid interest in connection with its repayment of the Existing Indebtedness and its redemption of the Existing Notes; (g) the Company will obtain approximately $325,000,000 of senior secured credit facilities (the "Senior Facilities") comprised of $225,000,000 in term loan
                 -----------------
facilities (the "Term Loan Facilities") and a $100,000,000 revolving credit
                 --------------------
facility (the "Revolving Credit Facility"), approximately $25,000,000 of which
               -------------------------
will be drawn at closing; (h) the Borrower will borrow approximately $150,000,000 in senior subordinated loans from one or more lenders under a senior subordinated credit facility (the "Facility"); and (i) costs and expenses
                                          --------
(other than the Debt Tender Premium) (the "Transaction Costs and Expenses") in
                                           ------------------------------
an amount not to exceed $55,000,000 incurred in connection with the Transactions (as defined below) will be paid. In the event that any Existing Notes remain outstanding after consummation of the Debt Tender Offer, the aggregate principal amount of the Facility shall be reduced on a dollar-for-dollar basis. The Acquisition and the other transactions described in this paragraph and in the immediately preceding paragraph are collectively referred to herein as the "Transactions".
 ------------

          1.    Engagement of the Co-Arrangers. You hereby engage the Co-
                ------------------------------
Arrangers to provide to you, the Borrower, Holdings and your and its respective affiliates such capital markets and other financial advisory services in connection with the Transactions, including the financing and refinancing thereof, as you, the Borrower, Holdings and/or one or more of your or its respective affiliates may reasonably request, and you agree that you shall cause the Borrower, Holdings and/or one or more of their affiliates, as the case may be, to engage the Co-Arrangers to be the joint-underwriters of, or joint-placement agents for, or joint-initial purchasers of, any public or private offering of debt securities ("Securities") by the Company, Holdings or
                              ----------
any one or more of their respective affiliates in connection with any refinancing of any senior subordinated debt financing and/or any senior unsecured financing (including the Facility) provided to the Borrower, Holdings or any of their respective affiliates by a syndicate or syndicates led by Bear Stearns Corporate Lending Inc. ("BSCL") and The Chase Manhattan Bank ("Chase"
                                                                       -----
and, together with BSCL, the "Banks") in connection with the Transactions (any
                              -----
such offering being referred to herein as an "Offering") whether completed prior
                                              --------
to, on or after the Closing Date, including, but not limited to, the contemplated issuance by the Company of Senior Subordinated Notes after the Closing Date having standard market terms comparable to similar offerings by issuers sponsored by Investcorp, adjusted as necessary for market conditions and as shall be agreed between the Company and the Co-Arrangers (the "Proposed
                                                                      --------
Financing", which expression includes any senior unsecured notes issued in lieu
---------
of an equivalent principal amount of such Senior Subordinated Notes). You agree that, in any Offering, the Co-Arrangers will act as exclusive joint-lead managers and exclusive joint-bookrunning managers and each of the Co-Arrangers will be the underwriter of, or placement agent for, or initial purchaser of, 50% of the aggregate amount of the Offering; provided that in an Offering in which
                                         --------
Initial Lenders other than the Banks have committed to provide a portion of the Facility (not to exceed 25% of the Facility), the other Initial Lenders (or their designated securities affiliates) will act as co-managers (the "Co-
                                                                      --
Managers") of that percentage of the aggregate amount of the Offering equal to
--------
their commitment percentage of the Facility and each of the Co-Arrangers will be the underwriter of, or placement agent for, or initial purchaser of, 50% of the remaining aggregate amount of the Offering.

          The Co-Arrangers reserve the right not to participate in any Offering, and the foregoing is not an agreement by the Co-Arrangers to underwrite, place or purchase any Securities or otherwise provide any financing. In connection with any Offering in which the Co-Arrangers elect to participate, you agree that you shall cause the Company, Holdings or one or more of their respective affiliates, as the case may be, to enter into an underwriting agreement, placement agency agreement or purchase agreement, as applicable, with the Co-Arrangers and the Co-Managers, which agreement shall be consistent with this letter agreement and otherwise containing mutually acceptable terms.

          It is currently expected that the Proposed Financing will be consummated after the Closing Date. You agree that the Company, in consultation with the Co-Arrangers, will as soon as reasonably practicable after the Closing Date commence the preparation of a registration statement or a Rule 144A offering memorandum or other private placement memorandum relating to the Proposed Financing. You further agree that you, the Company or, as applicable Holdings, will prepare and shall be in a position to print not later than December 31, 1999, a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum that is suitable for use in a customary "high-yield road show" relating to the issuance of such Securities and contains all financial statements and other data required to be included therein (including all audited financial statements, all unaudited financial statements and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X promulgated by the Securities and Exchange Commission ("Regulation S-X") and all other data
                                            --------------
(including selected financial data) that the Securities and Exchange Commission would require in a registered offering of such Securities or that would be necessary for the Co-Arrangers to receive customary "comfort" (including "negative assurance" comfort) from independent accountants in connection with the Proposed Financing). Not later than December 31, 1999, the Company shall have prepared materials for a presentation to Standard & Poor's Rating Group and Moody's Investors Service, Inc. (collectively, the "Rating Agencies") for a
                                                        ---------------
rating on the Proposed Financing and shall, upon the request of the Co-Arrangers, meet with such Rating Agencies. In the event of a Securities Demand (as defined in the Fee Letter dated the date hereof among us and you) that includes Holdings Securities, the Company shall prepare materials for a presentation to the Rating Agencies for a rating on the

Holdings Securities as soon as practicable and shall, upon the request of the Co-Arrangers, meet with such Rating Agencies.

          2.   Exclusive Engagement.  During the period from
               --------------------
the date hereof through the date which is 12 months after the Closing Date (the "Payment Date"), you will not, and will cause Holdings, the Company and your and
 ------------
their respective affiliates not to, initiate, solicit or enter into any discussions or negotiations looking toward the issuance, offering or sale of any Securities to any third parties, except through both of the Co-Arrangers and the Co-Managers, if any. In the event that you, your affiliates or Holdings, the Company or any of their affiliates receives any inquiry concerning any Securities, you agree that the party so receiving such inquiry will promptly inform the Co-Arrangers of such inquiry. In addition, you agree that from the date hereof until the earlier of the termination of this letter agreement or the closing of the sale of the Securities in the Proposed Financing, none of you, Holdings, the Company or any of your or their affiliates will offer, sell, contract to sell or otherwise dispose of any securities substantially similar to such Securities without the Co-Arrangers' prior written consent. You further represent and agree that no offers or sales of securities of the same or a similar class as the Securities in the Proposed Financing have been made or will be made by the Company or on its behalf which would be integrated with the offer and sale of such Securities under the doctrine of integration referred to in Regulation D under the Securities Act.

          You acknowledge that the Co-Arrangers have been retained solely to provide the services set forth in this letter agreement. In rendering such services, each of the Co-Arrangers shall act as an independent contractor, and any duties of the Co-Arrangers arising out of its engagement hereunder shall be owed solely to you, the Company, Holdings and any of their respective affiliates making an Offering.

          You acknowledge that the Co-Arrangers are securities firms that are engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Co-Arrangers and their affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company, Holdings or other entities that may be involved in the transactions contemplated hereby. The Co-Arrangers recognize their responsibility for compliance with federal securities laws in connection with such activities.

          You agree that none of you, Holdings, the Company or any of your or their affiliates will appoint any third party as an additional underwriter, placement agent or initial purchaser for any Offering without obtaining the Co-Arrangers' prior written consent to such appointment and to the terms of such third party's participation in such Offering.

          You hereby engage the Co-Arrangers (and agree to cause the Company to confirm the engagement of the Co-Arrangers) as joint dealer managers and solicitation agents for the Debt Tender Offer, on terms to be agreed upon by the Co-Arrangers, Holdings and you.

          3.   Termination. This letter agreement may be terminated by the
               -----------
Co-Arrangers at any time upon ten days' prior written notice to you, Holdings or the Company. This letter agreement may be terminated by you, Holdings or the Company upon ten days prior written notice to the Co-Arrangers after the earlier of (a) the Payment Date and (b) receipt by the Company, Holdings and/or any one or more of their affiliates of aggregate gross proceeds of not less than $150,000,000, or such lesser amount equal to the amount of any senior subordinated debt financing and/or senior unsecured financing provided to the Company, Holdings or any of their respective affiliates by a syndicate or syndicates led by the Banks in connection with the Transactions, from the sale through the Co-Arrangers of any Securities consummated after the Closing Date.

          Upon any termination of this letter agreement, the obligations of the parties hereunder shall terminate, except that all obligations in this letter agreement relating to keeping proprietary information confidential, the payment of fees and expenses and indemnification and contribution will survive any termination or expiration of this letter agreement.

          4. Indemnification. In consideration of the engagement hereunder, you (the "Indemnifying Party") agree to indemnify and hold harmless the Co-Arrangers to the extent set forth in Annex A hereto, the provisions of which are incorporated by reference herein and constitute a part hereof.

          5.   Fees and Expenses.

               (a) In any Offering of Securities that is consummated prior to termination of this letter agreement and in which the Co-Arrangers act as sole or lead underwriters, sole or lead placement agents or sole or lead initial purchasers, you shall cause the applicable issuer to pay aggregate underwriters' or initial purchasers' discounts, or placement agency fees, as applicable, equal to 3.0% (or 3.25% in the case of an Offering in which the issuer is Holdings) of the gross proceeds of such Offering, payable at the closing of such Offering out of the proceeds thereof.

               (b) If the Proposed Financing shall not have been consummated prior to the Payment Date, you or the applicable issuer shall pay to the Co-Arrangers on the Payment Date for their services hereunder a cash fee equal to 3.0% of the aggregate principal amount outstanding on the Payment Date of any debt financing of the Company, Holdings and/or one or more of their affiliates issued on or about the Closing Date under the Facility. The obligation to pay such fee shall be absolute and unconditional and shall not be subject to reduction by way of set-off or counterclaim.

               (c) If prior to the termination of this letter agreement, any permanent financing consisting of equity is provided to the Company in which both Co-Arrangers do not act as lead underwriters, lead placement agents or lead initial purchasers, you shall cause the applicable issuer to pay a cash fee equal to 7.0% of the amount of the Initial Loans or Exchange Notes paid or redeemed with the proceeds of such equity financing.

               (d) You or the applicable issuer, as the case may be, shall be entitled to a partial refund of, and the Co-Arrangers and the Co-Managers shall refund to you or the applicable issuer, as the case may be, any fee actually paid pursuant to paragraph 5(b) above in an amount equal to the product of (i) the gross spread (i.e., the underwriter's or initial purchaser's discount) or placement agency fees received by the Co-Arrangers after the Payment Date in connection with each Offering in which the Co-Arrangers act as lead underwriters, lead placement agents or lead initial purchasers, as applicable, and that is consummated during the period specified in Column A below following the Payment Date times (ii) the percentage set forth opposite such period in Column B below.

Column A                                           Column B
-------------------------------------------------------------------------------------------------
0-89 days                                          75%
--------------------------------------------------------------------------------------------------
90-179 days                                        50%
--------------------------------------------------------------------------------------------------
180-364 days                                       25%
--------------------------------------------------------------------------------------------------
365 days and thereafter                             0%
==================================================================================================

In no event shall the Co-Arrangers be required to refund pursuant to this paragraph 5(c) more than the amount of the fee actually paid to the Co-Arrangers pursuant to paragraph 5(b) above.

               (e) In addition, whether or not the Transactions are consummated, you shall cause the Company, Holdings or one of their affiliates, as the case may be, to reimburse the Co-Arrangers promptly upon request for all its reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) incurred in connection with the preparation of this letter agreement or any of the transactions contemplated hereby, whether or not any Securities are issued, offered or sold; provided, however, that there shall be no
                              --------  -------
     obligation to reimburse any such costs and expenses (including the Co-Arrangers' fees, disbursements and other charges of counsel) incurred in connection with any Offering in which the Co-Arrangers participate. In connection with any Offering, the Company or one of its affiliates, as the case may be, shall in any case be responsible for all printing costs, filing fees and, "blue-sky" fees and expenses.

          6.   Disclosure. In connection with their engagement hereunder, the
               ----------
 Co-Arrangers will assist the Company in preparing a prospectus, offering circular, private placement memorandum or other document to be used in connection with the Proposed Financing or any other Offering (the "Offering
                                                                    --------
 Document"). You agree to cause the Company or Holdings to furnish the
 --------
 Co- Arrangers with all financial and other information concerning the Company, Holdings, the Transactions and related matters (the "Information") which the
                                                      -----------
 Co-Arrangers may reasonably request for inclusion in the Offering Document or otherwise. You represent that (a) the Information and the Offering Document will be complete and correct in all material respects and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) all historical financial data provided to the Co-Arrangers will be prepared in accordance with U.S. GAAP and will fairly present the financial condition and operations of the Company or Holdings and (c) any projections, financial or otherwise, provided to the Co-Arrangers will be prepared in good faith with a reasonable basis for the assumptions and the conclusions reached therein and on a basis consistent with Holdings or the Company's historical financial data. You agree that you, Holdings or the Company will notify the Co-Arrangers promptly of any material adverse change, or development that may lead to any material adverse change, in the business, properties, operations, or financial condition of the Company or Holdings or concerning any statement contained in any Offering Document or in any historical financial data provided to the Co-Arrangers which is not accurate or which is incomplete or misleading in any material respect. You acknowledge that the Co-Arrangers may rely, without independent verification, upon the accuracy and completeness of the Information and the Offering Document, and that the Co-Arrangers do not assume any responsibility therefor.

     You hereby acknowledge the proprietary nature of the products and services that the Co-Arrangers may provide to you, Holdings, the Company and/or one or more of your or their respective affiliates hereunder, and you, Holdings, the Company and your and their affiliates agree not to divulge or discuss the contents of any confidential documents, structural characteristics or similar matters relating to any Securities with any person other than your, the Co-Agents' and the Company's directors, officers, employees, agents, attorneys, advisors, regulators and rating agencies, in each case on a need-to-know basis, without obtaining the Co-Arrangers' prior written consent, except that such proprietary information may be disclosed only to the extent required by applicable law or regulation, as you, Holdings and the Company may be advised by counsel.

     You hereby acknowledge and consent that the Co-Arrangers may share the Offering Document, the Information and any other information or matters relating to Holdings, the Company, the Transactions or the other transactions contemplated hereby with affiliates of the Co-Arrangers, including the Banks, and that such affiliates may likewise share information relating to the Company, Holdings, the Transactions or such other transactions with the Co-Arrangers.

          7.   Confidentiality.
               ---------------

               (a) The Co-Arrangers agree to use all non-public information provided to it by or on behalf of Holdings or the Company hereunder solely for the purpose of providing the services which are the subject of this letter agreement and to treat confidentially all such information; provided
                                                                        --------
     that nothing herein shall prevent the Co-Arrangers from disclosing any such information (i) to purchasers or prospective purchasers of any Securities in connection with an Offering of such Securities, (ii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, (iii) upon the request or demand of any regulatory authority having jurisdiction over the Co-Arrangers or any of their affiliates, (iv) to the extent that such information becomes publicly available other than by reason of disclosure by the Co-Arrangers, (v) to the Co-Arrangers' employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information or (vi) to any of its affiliates as set forth in Section 6 above.

               (b) You agree that you will not disclose this letter agreement, the contents hereof or the activities of the Co-Arrangers pursuant hereto to any person without the prior written approval of the Co-Arrangers, except that you may disclose this letter agreement and the contents hereof
     (i) to your directors, officers, employees, agents, attorneys and advisors, on a confidential and need-to-know basis, and (ii) as required by applicable law or compulsory legal process or in the prosecution of any proceeding initiated by Holdings or the Company; provided, however, that
                                                      --------  -------
     you may disclose this letter agreement and the contents hereof to Holdings or the Company and their directors, officers, employees, shareholders, agents, attorneys and advisors in connection with the transactions contemplated hereby on a confidential and need-to-know basis. The provisions contained in this Section 7 shall remain in full force and effect notwithstanding the termination of this letter agreement.

          You, Holdings and the Company agree that, after the completion of the sale of the Securities, the Co-Arrangers may, at its option and expense, publish an announcement in such newspapers, periodicals and other publications as it may elect which describes the terms of any Offering and the Co-Arrangers' participation therein.

          8.   Governing Law and Submission to Jurisdiction. This letter
               --------------------------------------------
agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

          You, Holdings and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this letter agreement, any Transaction or the performance of services hereunder. You, Holdings and the Company hereby agree that service of any process, summons, notice or document by registered mail addressed to you, Holdings or the Company, as applicable, shall be effective service of process for any suit, action or proceeding brought in any such court. You, Holdings and the Company irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. You, Holdings and the Company agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon you, Holdings and the Company and may be enforced in any other courts to whose jurisdiction you, Holdings and the Company are or may be subject, by suit upon judgment. You, Holdings, the Company and the Co-Arrangers irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this letter agreement, the Transactions or the performance of services hereunder.

          9.   Miscellaneous. This letter agreement contains the entire
               -------------
agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This letter agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this letter agreement. This letter agreement is solely for the benefit of you, Holdings, the Company and the Co-Arrangers, and no other person (except for Indemnified Persons to the extent set forth in Annex A hereto) shall acquire or have any rights under or by virtue of this letter agreement. This letter agreement may not be assigned by you without the Co-Arrangers' prior written consent. You agree to cause Holdings, the Company and its affiliates to fulfill each of its obligations under this letter agreement.

          If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. You, Holdings, the Company and the Co-Arrangers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

          Notwithstanding any provision herein to the contrary, from and after the Closing Date, the Sponsor shall be automatically released from each and all of its obligations under this Engagement Letter other than those relating to confidentiality (without any further action on the part of any person or entity) and all references herein to the term "the Sponsor" or "you" shall be deemed to be a reference to the Company exclusively; provided that the Sponsor shall have
                                           --------
delivered documents reasonably satisfactory in all material respects to the Co-Arrangers which provide for the assumption by the Company of each and all of the Sponsor's obligations under this Engagement Letter.

          This Engagement Letter does not create, nor shall it be construed as creating, any rights enforceable by a person or entity not a party hereto, except for you and the Borrower and as provided in the Indemnification Provisions. The Sponsor, on behalf of itself and the Borrower acknowledges and agrees that they have been advised by counsel in the negotiation, execution and delivery of this Engagement Letter and the other agreements and transactions contemplated hereby, that neither of the Co-Arrangers has any fiduciary relationship with or duty to the Sponsor, the Company or the Borrower or any other person arising out of or in connection with this Engagement Letter or any of the other agreements or transactions contemplated hereby and that neither of the Co-Arrangers has been retained to advise or has advised the Sponsor, the Company or the Borrower or any other person regarding the wisdom, prudence or advisability of entering into or consummating the Transactions.

          No party hereto shall be liable for any special, indirect or consequential damages or, to the fullest extent that a claim for punitive damages may lawfully be waived, for any punitive damages on any claim (whether founded in contract, tort, legal duty or any other theory of liability) arising from or related in any manner to this Engagement Letter or the negotiation, execution, administration, performance, breach or enforcement of this Engagement Letter or the instruments and agreements evidencing, governing or relating to the other Transactions contemplated hereby or any amendment thereto or the consummation of, or any failure to consummate, any of the Transactions or any act, omission, breach or wrongful conduct in any manner related thereto.

          This letter agreement may be executed in counterparts, each of which will be deemed an original, and all of which taken together will constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter agreement.

          Capitalized terms used but not defined in this letter agreement shall have the meanings assigned to them in the Commitment Letter dated the date hereof among us and you (including the Term Sheet referred to therein).


                     [This Space Left Intentionally Blank]

     If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to CSI the enclosed duplicate original hereof, whereupon this letter agreement shall become a binding agreement between us.

                              BEAR, STEARNS & CO. INC.

                              By: /s/ John T. Kilgallon
                                  ---------------------
                                  Name:  John T. Kilgallon
                                  Title: Senior Managing Director

                              CHASE SECURITIES INC.

                              By: /s/ Gerard J. Murray
                                  --------------------
                                  Name:  Gerard J. Murray
                                  Title: Managing Director

Accepted and agreed to as of
the date first above written:

INVESTCORP INVESTMENT EQUITY LIMITED

By:  /s/ Patricia Tricarico
     ----------------------
     Name:  The Director Ltd.
     Title: Director

                                                                         ANNEX A
                          INDEMNIFICATION PROVISIONS


     Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Engagement Letter dated November 2, 1999 (the "Engagement Letter") from Bear, Stearns & Co. Inc. and Chase Securities Inc. to
 -----------------
Investcorp International Equity Limited (collectively with its affiliates, the "Sponsor") of which these Indemnification Provisions form an integral part.
 -------

     To the fullest extent permitted by applicable law, the Sponsor agrees that it will, and, upon consummation of the Tender Offer (at which time the Sponsor shall be automatically released from liability hereunder), will cause the Borrower (as defined in the Commitment Letter) and each of the Guarantors (referred to in the Commitment Letter; the Guarantors together with the Borrower, the "Obligors"), jointly and severally, to indemnify and hold harmless
               --------
each of the Co-Arrangers and the affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws) of each of the Co-Arrangers (all of the foregoing, collectively, the "Indemnified Persons"), from and against any and all losses,
                   -------------------
claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation in which any of the Indemnified Persons is a party) and including, without limitation, any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, resulting from any negligent act or omission of any of the Indemnified Persons), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (i) the Transactions, the documents entered into in connection with the Transactions or the Use of Proceeds, (ii) the Engagement Letter or the Fee Letter, or (iii) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any filing with any governmental agency, any offering memorandum or registration statement relating to the Securities or similar statements or omissions in or from any Information furnished by the Sponsor or the Borrower or any of their respective subsidiaries or affiliates to any of the Indemnified Persons or any other person in connection with the Transactions, the financing therefor, the Use of Proceeds, the Engagement Letter or the Fee Letter, provided, however, such
                                                   --------  -------
indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of any of the Indemnified Persons.

     These Indemnification Provisions shall be in additional to any liability which the Sponsor, the Borrower or any other Obligor may have to the Indemnified Persons.

     If any action, suit, proceeding or investigation is commenced, as to which any of the Indemnified Persons proposes to demand indemnification, it shall notify the Sponsor or the Borrower with reasonable promptness; provided,
                                                               --------
however, that any failure by any of the Indemnified Persons to so notify the
-------
Sponsor or the Borrower shall not relieve the Sponsor, the Borrower or any other Obligor from its obligations hereunder. The Banks, on behalf of the Indemnified Persons, shall have the right to retain counsel of their choice to represent the Indemnified Persons, and the Sponsor and the Borrower shall, or shall cause the other Obligors, jointly and severally, to pay the fees, expenses and disbursement of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Sponsor, the Borrower and other Obligors and any counsel designated by the Sponsor, the Borrower or other Obligors. The Sponsor, the Borrower and the Obligors shall be jointly and severally liable for any settlement of any claim against any of the Indemnified Persons made with the Sponsor's or the Borrower's written consent, which consent shall not be unreasonably withheld. Without the prior written consent of each of the Banks, the Sponsor and the Borrower shall not, and shall not permit any of the other Obligors to, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to each of the Indemnified Persons of any unconditional and irrevocable release from all liability in respect of such claim.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Sponsor, the Borrower and other Obligors, if any, on the one hand, and the Indemnified Persons, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Sponsor, the Borrower and the other Obligors, on the one hand, and the Indemnified Persons, on the other hand, and also the relative fault of the Sponsor, the Borrower and the other Obligors, on the one hand, and the Indemnified Persons, on the other hand, in connection with the statements, acts or omissions which results in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, none of the Indemnified Persons shall be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by such Indemnified Person pursuant to the Commitment Letter, the Fee Letter and/or the Engagement Letter, as applicable.

     Neither expiration or termination of the Facility nor funding or repayment of any of the Initial Loans or the Exchange Notes shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.